EXHIBIT 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT
This Third Amendment to Credit Agreement (“Amendment”) is dated as of November 30, 2018, by and among FASTENAL COMPANY, a Minnesota corporation (“Borrower”), the undersigned “Lenders” parties to the Credit Agreement herein defined and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (in its individual capacity, “Wells Fargo,” and in its administrative agent capacity for the Lenders, “Administrative Agent”).
RECITALS:
A.    Borrower, Administrative Agent and the “Lenders” referred to therein are parties to that certain Credit Agreement dated as of May 1, 2015, as amended by that certain First Amendment to Credit Agreement dated as of November 23, 2015 and that certain Second Amendment to Credit Agreement dated as of March 10, 2017 (as the same may be amended in writing and in effect from time to time, the “Credit Agreement”), pursuant to which Lenders have agreed to make loans and other financial accommodations available to the Borrower.
B.    U.S. Bank National Association (the “Departing Lender”) desires to no longer participate as a Lender under the Credit Agreement and to assign apportion of its interest under the Credit Agreement and Loan Documents to Bank of America, N.A. and the remaining portion of its interest under the Credit Agreement to Branch Banking and Trust Company (the “New Lender”).
C.    Borrower has requested certain modifications to the Credit Agreement, including but not limited to, an extension of the Revolving Credit Maturity Date, and the Lenders are willing to agree to such modifications to the Credit Agreement, all subject and pursuant to the terms and conditions contained in this Amendment.
NOW, THEREFORE, the parties hereby agree to amend the Credit Agreement as follows:
1.    Definitions. Capitalized terms not defined in this Amendment have the meanings given to them in the Credit Agreement. In addition, the following definitions in Section 1.1 of the Credit Agreement are hereby amended by adding the following definitions or, as applicable, deleting them in their entirety and substituting the following therefor:
“LIBOR” means, subject to the implementation of a Replacement Rate in accordance with Section 4.8(c),
(a)     for any interest rate calculation with respect to a LIBOR Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period as published by the ICE Benchmark Administration Limited, a United Kingdom company, or a comparable or successor quoting service approved by the Administrative Agent, at approximately11:00 a.m. (London time) two (2) London Business Days prior to the first day of the applicable Interest Period. If, for any reason, such rate is not so published then “LIBOR” shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two (2) London Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period, and
(b)    for any interest rate calculation with respect to a Floating Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for an Interest Period equal to one month (commencing on the date of determination of such interest rate) as published by the ICE Benchmark Administration Limited, a United Kingdom company, or a comparable or successor quoting service approved by the Administrative Agent, at approximately 11:00 a.m. (London time) on such date of determination, or, if such date is not a Business Day, then the immediately preceding Business Day. If, for any reason, such rate is not so published then “LIBOR” for such Floating Rate Loan shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) on such date of determination for a period equal to one month commencing on such date of determination.
Each calculation by the Administrative Agent of LIBOR shall be conclusive and binding for all purposes, absent manifest error.
Notwithstanding the foregoing, (x) in no event shall LIBOR (including, without limitation, any Replacement Rate with respect thereto) be less than 0% and (y) unless otherwise specified in any amendment to this Agreement entered into in accordance with Section 4.8(c), in the event that a Replacement Rate with respect to LIBOR is implemented then all references herein to LIBOR shall be deemed references to such Replacement Rate.
“Replacement Rate” has the meaning assigned thereto in Section 4.8(c).

“Revolving Credit Maturity Date” means the earliest to occur of (a) November 30, 2023 (b) the date of termination of the entire Revolving Credit Commitment by the Borrower pursuant to Section 2.5, or (c) the date of termination of the Revolving Credit Commitment pursuant to Section 9.2(a).

2.    Accounting Matters. Section 11.9 of the Credit Agreement is hereby deleted in its entirety. Section 1.3 of the Credit Agreement is hereby deleted and replaced by the following provisions:
Section 1.3    Accounting Matters.

(a)     Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with GAAP, as in effect from time to time and applied in a manner consistent with that used in preparing the audited financial statements required by Section 7.1(a), except as otherwise specifically prescribed herein (including, without limitation, as prescribed by Section 1.3(b)). Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b)     Changes in GAAP. If at any time any change in GAAP or any changes in accounting principles or practices from those used in the preparation of the financial statements are hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successor thereto or agencies with similar functions), which results in a material change in the method of accounting in the financial statements required to be furnished to the Administrative Agent hereunder or in the calculation of financial covenants, standards or terms contained in this Agreement, and either the Borrower or the Required Lenders will so request, the Administrative Agent, the Lenders and the Borrower will negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement will continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower will provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the audited financial statements as required by Section 7.1(a) for all purposes of this Agreement notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

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3.    Rates. Section 1.11 is hereby added to the Credit Agreement as follows:
Section 1.11    Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to rates in the definition of “LIBOR”.
4.    Changed Circumstances. Subsection 4.8(a) of the Credit Agreement is hereby deleted and replaced by the following provision and a new section 4.8(c) is hereby added:
Section 4.8    Changed Circumstances.
(a)      Circumstances Affecting LIBOR Rate Availability. Unless and until a Replacement Rate is implemented in accordance with clause (c) below, in connection with any request for a LIBOR Rate Loan or a Floating Rate Loan as to which the interest rate is determined with reference to LIBOR or a conversion to or continuation thereof or otherwise, if for any reason (i) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Loan, (ii) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for the ascertaining the LIBOR Rate for such Interest Period with respect to a proposed LIBOR Rate Loan or a Floating Rate Loan as to which the interest rate is determined with reference to LIBOR or (iii) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that the LIBOR Rate does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during such Interest Period, then the Administrative Agent shall promptly give notice thereof to the Borrower. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, the obligation of the Lenders to make LIBOR Rate Loans or Floating Rate Loans as to which the interest rate is determined with reference to LIBOR and the right of the Borrower to convert any Loan to or continue any Loan as a LIBOR Rate Loan shall be suspended, and (i) in the case of LIBOR Rate Loans, the Borrower shall either (A) repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loan together with accrued interest thereon (subject to Section 4.1(d)), on the last day of the then current Interest Period applicable to such LIBOR Rate Loan; or (B) convert the then outstanding principal amount of each such LIBOR Rate Loan to a Floating Rate Loan as to which the interest rate is not determined by reference to LIBOR as of the last day of such Interest Period; or (ii) in the case of Floating Rate Loans as to which the interest rate is determined by reference to LIBOR, the Borrower shall convert the then outstanding principal amount of each such Loan to a Floating Rate Loan as to which the interest rate is not determine by reference to LIBOR as of the second (2nd) Business Day after receipt of the notice from the Administrative Agent set forth above.

…
(c) Alternative Rate of Interest. Notwithstanding anything to the contrary in Section 4.8(a) above, if the Administrative Agent has made the determination (such determination to be conclusive absent manifest error) that (i) the circumstances described in Section 4.8(a)(i) or (a)(ii) have arisen and that such circumstances are unlikely to be temporary, (ii) any applicable interest rate specified herein is no longer a widely recognized benchmark rate for newly originated loans in the U.S. syndicated loan market in the applicable currency or (iii) the applicable supervisor or administrator (if any) of any applicable interest rate specified herein or any Governmental Authority having, or purporting to have, jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which any applicable interest rate specified herein shall no longer be used for determining interest rates for loans in the U.S. syndicated loan market in the applicable currency, then the Administrative Agent may, to the extent practicable (with the consent of the Borrower and as determined by the Administrative Agent to be generally in accordance with similar situations in other transactions in which it is serving as administrative agent or otherwise consistent with market practice generally), establish a replacement interest rate (the “Replacement Rate”), in which case, the Replacement Rate shall, subject to the next two sentences, replace such applicable interest rate for all purposes under the Loan Documents unless and until (A) an event described in Section 4.8(a)(i), (a)(ii), (c)(i), (c)(ii) or (c)(iii) occurs with respect to the Replacement Rate or (B) the Administrative Agent (or the Required Lenders through the Administrative Agent) notifies the Borrower that the Replacement Rate does not adequately and fairly reflect the cost

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to the Lenders of funding the Loans bearing interest at the Replacement Rate. In connection with the establishment and application of the Replacement Rate, this Agreement and the other Loan Documents shall be amended solely with the consent of the Administrative Agent and the Borrower, as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 4.8(c) including, without limitation, adjustments to the interest rate margins or interest rate benchmark floors as the Administrative Agent or the Required Lenders may request to equalize (to the extent practicable), as of the effective date of such amendment, the sum of the Replacement Rate and any applicable interest rate margin with respect thereto (taking into account applicable currencies and/or interest periods) with the sum of the applicable interest rate being replaced with such Replacement Rate and the interest rate margin applicable thereto). Notwithstanding anything to the contrary in this Agreement or the other Loan Documents (including, without limitation, Section 11.2), such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the delivery of such amendment to the Lenders, written notices from such Lenders that in the aggregate constitute Required Lenders, with each such notice stating that such Lender objects to such amendment (which such notice shall note with specificity the particular provisions of the amendment to which such Lender objects). To the extent the Replacement Rate is approved by the Administrative Agent in connection with this clause (c), the Replacement Rate shall be applied in a manner consistent with market practice; provided that, in each case, to the extent such market practice is not administratively feasible for the Administrative Agent, such Replacement Rate shall be applied as otherwise reasonably determined by the Administrative Agent (it being understood that any such modification by the Administrative Agent shall not require the consent of, or consultation with, any of the Lenders).

5.    Departing Lender. The Departing Lender has agreed that it shall no longer constitute a Lender under the Credit Agreement on the Effective Date after giving effect to the Assignments, pursuant to the Assignments, this Amendment, and the Payoff described in this paragraph. Notwithstanding anything to the contrary in the Credit Agreement, on the Effective Date the Borrower shall pay (the “Payoff”) all of the outstanding Loans of the Departing Lender, together with accrued and unpaid interest and fees, which have not been assigned to the other Lenders pursuant to certain Assignments and Assumptions (the “Assignments”) executed and delivered by the Departing Lender, another Lender (or Lenders) and the Administrative Agent, effecting, as of and subject to the Effective Date, a sale and assignment by the Departing Lender, and purchase and assumption by such Lender or Lenders, of all of such Departing Lender’s rights, interests and commitments under the Credit Agreement. Upon the occurrence of the Effective Date and the effectiveness of the Assignments and the Payoff, the Departing Lender shall cease to be a Lender under the Credit Agreement, shall not have a Revolving Loan Commitment and shall have no further rights, duties or obligations under the Credit Agreement, except for such rights which expressly survive such Departing Lender’s assignment or prepayment in full (but subject to any waivers set forth in the Assignments). Prior to the Effective Date, the Departing Lender may, in its sole discretion, notify the Administrative Agent and the Borrower in writing that it no longer desires to be a Departing Lender, at which time it shall no longer thereupon be a Departing Lender for purposes of this Amendment.
6.    Effect of Assignment and Assumption Agreements. As of the date hereof, the Revolving Credit Commitment Percentages of Swingline Loans and L/C Obligations will be reallocated by the Administrative Agent among the Revolving Credit Lenders (including the New Lender and excluding the Departing Lender) in accordance with the revised Revolving Credit Commitment Percentages and the Revolving Credit Lenders (including the New Lender and excluding the Departing Lender) agree to make all payments and adjustments necessary to effect such reallocation. The Administrative Agent shall make entries in the Register for the recordation of the name and address of the New Lender, and the Commitments of, and principal amounts of (and stated interest on) the Loans owing to, each Lender (including the New Lender and excluding the Departing Lender) consistent with the terms of the Credit Agreement, as amended by this Amendment.
7.    No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement remain in full force and effect.
8.    Conditions Precedent/Subsequent. This Amendment shall be effective as of the date (the “Effective Date”) when the Administrative Agent shall have received an original hereof duly executed by the Borrower, the

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Administrative Agent and the Lenders, together with the following, each in substance and form reasonably acceptable to the Administrative Agent:
a)    an Amended and Restated Revolving Note executed by Borrower to the order of Bank of America, N.A. in the maximum principal amount of $200,000,000;
b)    a Revolving Note executed by Borrower and payable to Branch Banking and Trust Company in the maximum principal amount of $135,000,000;
c)    Reaffirmation of Guaranty executed by Borrower and each Subsidiary Guarantor;
d)    Officer’s Certificates executed by Borrower and each Subsidiary Guarantor;
e)    Good Standing Certificates issued by the Minnesota Secretary of State for the Borrower and each Subsidiary Guarantor; and
f)    Opinions of Borrower’s General Counsel and Faegre Baker Daniels LLP.
9.    Representations and Warranties. Except as explicitly amended by this Amendment, Borrower reaffirms that each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case such representation and warranty is true and correct in all respects) on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; without limiting the forgoing, represents and warrants that the Credit Agreement, this Amendment, the related amendment documents listed in Subparagraph 8 above and each of the other Loan Documents constitute the continuing legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and general principles of equity), and are not, to the knowledge of any of the Borrower’s officers, subject to any existing defense, counterclaim or right of setoff by the Borrower, and acknowledges and agrees that, to the extent that any such defense, counterclaim and/or setoff exists, each of the same are hereby absolutely and forever waived and released.
10.    Release. Borrower hereby absolutely and unconditionally releases and forever discharges Administrative Agent and each Lender, and each of their respective participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, that Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising out of, related to or concerning the Credit Agreement or any Loan Documents from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.
11.    Miscellaneous. Except as amended hereby, the Credit Agreement remains in full force and effect in accordance with its original terms. Signature pages to this Amendment may be executed in any number of counterparts and by facsimile or email (PDF) transmission, all of which taken together shall constitute one and the same instrument.
[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, all as of the day and year first written above.
BORROWER:
FASTENAL COMPANY
By: /s/ Holden Lewis
Holden Lewis
Its Executive Vice President and
Chief Financial Officer

[Signature Page to Third Amendment to Credit Agreement dated as of November 30, 2018]

AGENT AND LENDERS:
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Swingline Lender, Issuing Lender and Lender
By: /s/ Gregory J. Strauss
Gregory J. Strauss
Its Senior Vice President

[Signature Page to Third Amendment to Credit Agreement dated as of November 30, 2018]

MERCHANTS BANK, N.A.
as Lender
By: /s/ Randal J. Domeyer
Name: Randal J. Domeyer
Its Senior Vice President

[Signature Page to Third Amendment to Credit Agreement dated as of November 30, 2018]

BANK OF AMERICA, N.A.
as Lender
By: /s/ Richard G. Trembley
Name: Richard G. Trembley
Its Senior Vice President

[Signature Page to Third Amendment to Credit Agreement dated as of November 30, 2018]

BRANCH BANKING AND TRUST COMPANY
as Lender
By: /s/ Kurt W. Anstaett
Name: Kurt W. Anstaett
Its Senior Vice President

[Signature Page to Third Amendment to Credit Agreement dated as of November 30, 2018]